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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 29, 2004

                             The Enstar Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)



         Georgia                        0-07477                63-0590560
(State or other jurisdiction       (Commission File           (IRS Employer
      of incorporation)                  Number)          Identification Number)


                               401 Madison Avenue
                            Montgomery, Alabama 36104
          (Address of principal executive offices, including zip code)

                         Registrant's telephone number,
                              including area code:
                                 (334) 834-5483


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                                 Not Applicable
 (Filing obligations the Form 8-K filing is intended to simultaneously satisfy)



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ITEM 8.01.  OTHER EVENTS

         On October 29, 2004, The Enstar Group, Inc. ("Enstar") issued a press release (the "Press Release") announcing that its partially owned equity affiliate, Castlewood Holdings Limited ("Castlewood Holdings"), completed the acquisition of all of the outstanding stock of Turegum Insurance Company ("Turegum"), a subsidiary of Zurich Insurance Company. The acquisition was effected through Harper Holding Sarl.

         Harper Holding Sarl is a newly-formed, wholly-owned subsidiary of Castlewood Holdings. Castlewood Holdings is a Bermuda corporation formed in 2001 to pursue the management and acquisition of insurance and reinsurance companies, including companies in run-off, and to provide management, consulting, and other services to the insurance and reinsurance industries. Enstar and Trident II, L.P. each own one-third economic interests in Castlewood Holdings, with the remaining one-third owned by the senior management of Castlewood Limited, a Bermuda based subsidiary of Castlewood Holdings. Enstar also holds 50% of the voting stock of Castlewood Holdings.

         The terms of the Turegum Insurance Company transaction were determined through arm's length negotiations among representatives of the parties. Neither Enstar, nor any of its affiliates had, nor to the knowledge of Enstar did any director or officer of Enstar or any associate of any director or officer of Enstar have, any material relationship with Zurich Insurance Company.

         The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits

                           99.1 Text of Press Release of Enstar, dated October 29, 2004.

                           99.2 Sale and Purchase Agreement, dated October 29, 2004, among Zurich Insurance Company, Harper Holding Sarl and Kenmare Holdings Limited.


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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 4, 2004


                        THE ENSTAR GROUP, INC.


                        By:  /s/ Cheryl D. Davis
                            ----------------------------------------------------
                            Cheryl D. Davis
                            Chief Financial Officer, Vice President of Corporate Taxes and Secretary